MODIFICATION ADDENDUM TO THE BUSINESSMANAGER®AGREEMENT WITH BUSINESSES AND PROFESSIONALS
Upon signature by both parties, the BusinessManager Agreement with Businesses and Professionals entered into as of the _23rd_ day of _December_, _2021_, by and between _Vast Bank N.A.    (the “Financial Institution”) and Fulton Technologies Inc    (the “Business”) shall hereby be modified to provide the following:

Section 2.1.4 Assignment and Sale shall be deleted and replaced with the following:

The total outstanding Face Amount of Purchased Accounts by Financial Institution will never exceed $4,500,000.00_, unless agreed to by Financial Institution which decision will be in Financial Institution’s Business Judgment.

This Modification Addendum shall be effective as of the _23rd_ day of _December, _2021_.

All other terms and provisions of the BusinessManager Agreement with Businesses and Professionals shall remain in full force and effect.

Financial Institution    Business

Name Lauren Smith    Name Joseph Hart

_Vice President        _President
Title    Title

_12/23/2021        _12/23/2021
Date    Date

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